Unity Bancorp, Inc.

64 Old Highway 22

Clinton, NJ 08809

800-618-BANK

www.unitybank.com

NewsNewsNewsNewsNews

For Immediate Release:

July 24, 2014

News Media & Financial Analyst Contact:

Alan J. Bedner, EVP

Chief Financial Officer

(908) 713-4308

Unity Bancorp Reports 73.2% Increase in Quarterly Earnings and

68.2% Increase in Six Month Earnings

Clinton, NJ - Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported net income available to common shareholders of $1.5 million, or $0.20 per diluted share, for the three months ended June 30, 2014, a 73.2% increase compared to net income available to common shareholders of $882 thousand, or $0.11 per diluted share, for the same period a year ago.  Return on average assets and average common equity for the quarter were 0.68% and 10.31%, respectively, compared to 0.67% and 6.11% for the same period a year ago.

Second quarter highlights include:

•	Loan growth of 13.9% since June 30, 2013 – 16.2% growth in commercial loans and 26.8% growth in residential mortgage loans.
•	Deposit growth of 15.9% since June 30, 2013 – 13.1% growth in noninterest bearing deposits.
•	Core earnings growth - 7.4% increase in net interest income compared to the prior year’s quarter due to strong commercial and residential loan portfolio growth.
•	Improved efficiency as operating expenses remain flat at $6.1 million for each quarter.
•	Improved credit quality metrics due to decreased nonperforming loans this quarter compared to the prior year’s quarter.
•	Announced common stock rights offering to provide capital for continued growth.

“I am very pleased with our second quarter results,” reported James A. Hughes, President and CEO.  “We continue to have strong loan and deposit growth, our expenses are stable, and asset quality continues to improve.  I look forward to reporting our continued progress as 2014 unfolds.”

For the six months ended June 30, 2014, net income available to common shareholders totaled $2.8 million, or $0.37 per diluted share, compared to $1.7 million or $0.21 per diluted share in the prior period.  Return on average assets and average common equity for the six month periods were 0.64% and 9.70%, respectively, compared to 0.63% and 5.88% for the same period a year ago.

Net Interest Income

Net interest income increased $503 thousand to $7.3 million for the quarter and increased $1.1 million to $14.6 million for the six months ended June 30, 2014 compared to the prior year’s periods.  The increases in each period were the result of momentum from the strong growth in commercial and residential mortgage loan volume.  For example, average commercial loans increased $55.2 million and average residential mortgage loans increased $41.2 million in the second quarter 2014 compared to 2013. The volume driven interest income increase offset the impact of lower rates on earning assets and the increase in interest paid on deposits due to the $88.8 million increase in average time deposits.

The net interest margin decreased 17 basis points to 3.49% for the quarter ended June 30, 2014 compared to 3.66% the prior year.  For the six month period, the net interest margin declined 6 basis points to 3.53%.  We expect net interest income to continue to expand in future quarters due to strong loan growth and our net interest margin to remain stable.

Provision for Loan Losses

The provision for loan losses was $550 thousand in the current quarter and $1.2 million for the first six months of 2014, compared to $300 thousand and $1.0 million for the comparable prior year periods.

Noninterest Income

Noninterest income remained flat at $1.6 million for the three months ended June 30, 2014, compared to the same period last year. There was a reduced volume of residential mortgage loan sales, partially offset by increased SBA loan sales and security gains compared to the prior period.  For the six months ended June 30, 2014, noninterest income decreased $316 thousand to $3.2 million due primarily to the lower volume of residential mortgage loan sales.

During the quarter, $11.1 million in residential mortgage loans were sold at a gain of $188 thousand, compared to $25.9 million sold at a gain of $547 thousand during the prior year’s quarter.  Approximately, $2.6 million of the sold loans were previously originated loans from our portfolio, with the remainder consisting of new production.  For the six month period, $28.6 million in residential mortgage loans were sold at a gain of $553 thousand, compared to $48.5 million sold at a gain of $1.0 million during the prior year’s period. Approximately, $10.1 million of the sold loans were previously originated loans from our portfolio, with the remainder consisting of new production.  We do not anticipate the recent rise in mortgage interest rates to have a material impact on our residential mortgage origination volume.

SBA loan sales totaled $2.3 million with net gains on sale of $255 thousand for the quarter, compared to $900 thousand sold and a gain of $86 thousand in the prior year’s quarter.  On a year-to-date basis, SBA loan sales totaled $3.2 million in both periods, with net gains on sale of $337 thousand and $327 thousand in 2014 and 2013, respectively.  We anticipate an increase in the volume of originations and sales in 2014, due to the addition of SBA business development officers.

Noninterest Expense

Noninterest expense remained stable and totaled $6.1 million for each of the quarterly periods.  For the six months ended June 30, 2014, noninterest expense increased $204 thousand to $12.4 million compared to the prior year period.   During both periods, advertising, OREO and processing and communications expenses increased while loan costs decreases.  Details of fluctuations are below.

•	Advertising expenses increased in both periods due to the expanded use of print, direct mail and bill board media, plus seasonal involvement in various community events.
•

Processing and communications expenses, which include volume driven expenses such as items processing, merchant services and postage increased as well as electronic access expenses such as data processing lines and internet access.

•	OREO expenses remain elevated as we work through the collection process and incur expenses such as property maintenance, insurance and legal costs, as well as delinquent taxes and losses on sale.
•	Loan legal and appraisal costs have decreased while mortgage servicing related costs have increased due to a larger portfolio.
•

Compensation and benefits expense decreased during the second quarter as lower compensation and mortgage commission expense offset an increase in bonus accruals and benefits expenses.  Year to date compensation and benefits expense remained flat.

•

Occupancy expense decreased for the six month period due to the reduction in lease and leasehold depreciation expense related to the three branch sites that were purchased a year ago.  These savings were partially offset by the increase in seasonal weather related expenses.  Quarter over quarter, occupancy expense remained flat.

•	Other expenses decreased year to date due to lower director fees, printing and office supplies and provision for loan commitments.

Financial Condition

At June 30, 2014, total assets were $932.4 million, an increase of $11.3 million from the prior year-end:

•

Total securities decreased $17.0 million or 15.9%, from year-end to $90.5 million at June 30, 2014.  During the quarter, we strategically sold longer dated investments in order to reduce the portfolio’s average life and duration.

•

Total loans increased $30.2 million or 4.4%, from year-end 2013 to $708.9 million at June 30, 2014. The majority of the growth came in our residential mortgage and commercial loan portfolios which increased $14.1 million and $12.6 million, respectively.  Future loan growth is expected to be primarily in commercial and residential mortgage loans, while the Company plans to continue shrinking it’s out of market SBA portfolio.

•

Total deposits decreased $10.6 million or 1.4%, to $728.1 million at June 30, 2014, due primarily to a seasonal reduction in municipal interest-bearing demand and savings deposits.  These decreases were partially offset by an $8.8 million increase in noninterest-bearing demand deposits and a $10.3 million increase in time deposits.  The noninterest-bearing demand deposit increase consisted of commercial deposit customers.  The time deposit increase was the result of our 5 year and 15 month promotion.

•	Shareholders’ equity was $60.5 million at June 30, 2014, an increase of $3.3 million from year-end 2013, due primarily to year-to-date net income less the dividends paid.
•	Book value per common share was $7.95 as of June 30, 2014.
•	At June 30, 2014, the leverage, Tier I and Total Risk Based Capital ratios were 8.24%, 10.86% and 12.12% respectively, all in excess of the ratios required to be deemed “well-capitalized”.

“On July 7, 2014, we commenced our rights offering and will be raising a limited amount of capital.  This capital will allow for continued loan and asset growth and will allow our existing shareholders to increase their investment in Unity," said James A. Hughes, President and CEO.

Credit Quality

•	Nonperforming assets totaled $13.0 million at June 30, 2014, or 1.84% of total loans and OREO, compared to $15.9 million or 2.34% of total loans and OREO at year-end 2013.
•	OREO increased $482 thousand to $1.1 million at June 30, 2014, due to the addition of $2.9 million (7 properties) less sale proceeds of $2.4 million (5 properties).
•	The allowance for loan losses totaled $12.9 million at June 30, 2014, or 1.81% of total loans compared to $13.1 million and 1.94% at year end.
•

Net charge-offs were $499 thousand for the three months ended June 30, 2014, compared to $336 thousand for the same period a year ago.  For the six months ended June 30, 2014, net charge-offs were $1.4 million in both periods.

•

Troubled debt restructurings (“TDRs”) decreased $213 thousand from year-end to $7.7 million due to principal pay downs.  There have been no new TDRs recognized in 2014.  At June 30, 2014, 90.4% of our TDRs were performing.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $932 million in assets and $728 million in deposits.  Unity Bank provides financial services to retail, corporate and small business customers through its 15 retail service centers located in Hunterdon, Middlesex, Somerset, Union and Warren Counties in New Jersey and Northampton County, Pennsylvania.  For additional information about Unity, visit our website at www.unitybank.com , or call 800- 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals.  These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, and results of regulatory exams, among other factors.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

UNITY BANCORP, INC.

SUMMARY FINANCIAL HIGHLIGHTS

June 30, 2014

				June 30, 2014 vs.
				March 31, 2014	June 30, 2013
(In thousands, except percentages and per share amounts)	June 30, 2014	March 31, 2014	June 30, 2013%		%
BALANCE SHEET DATA:
Total assets	$932,414	$961,168	$824,575	(3.0)%	13.1%
Total deposits	728,083	767,624	628,369	(5.2)	15.9
Total loans	708,889	683,951	622,316	3.6	13.9
Total securities	90,470	109,459	111,269	(17.3)	(18.7)
Total shareholders' equity	60,477	58,810	68,287	2.8	(11.4)
Allowance for loan losses	(12,858)	(12,807)	(14,309)	0.4	(10.1)

FINANCIAL DATA - QUARTER TO DATE:
Income before provision for income taxes	$2,251	$1,955	$2,086	15.1	7.9
Provision for income taxes	723	662	739	9.2	(2.2)
Net income	1,528	1,293	1,347	18.2	13.4
Preferred stock dividends and discount accretion	-	-	465	-	(100.0)
Income available to common shareholders	$1,528	$1,293	$882	18.2	73.2

Net income per common share - Basic (1)	$0.20	$0.17	$0.12	17.6	66.7
Net income per common share - Diluted (1)	$0.20	$0.17	$0.11	17.6	81.8

Return on average assets	0.68%	0.59%	0.67%	15.3	1.5
Return on average equity (2)	10.31%	9.06%	6.11%	13.8	68.7
Efficiency ratio	70.81%	71.91%	72.72%	(1.5)	(2.6)

FINANCIAL DATA - YEAR TO DATE:
Income before provision for income taxes	$4,206		$3,824		10.0
Provision for income taxes	1,385		1,278		8.4
Net income	2,821		2,546		10.8
Preferred stock dividends and discount accretion	-		869		(100.0)
Income available to common shareholders	$2,821		$1,677		68.2

Net income per common share - Basic (1)	$0.37		$0.22		68.2
Net income per common share - Diluted (1)	$0.37		$0.21		76.2

Return on average assets	0.64%		0.63%		1.6
Return on average equity (2)	9.70%		5.88%		65.0
Efficiency ratio	71.36%		73.31%		(2.7)

SHARE INFORMATION:
Market price per share	$9.28	$7.95	$7.10	16.7	30.7
Dividends paid	$0.02	$0.02	$0.01	-	1.0
Book value per common share	$7.95	$7.74	$7.70	2.7	3.2
Average diluted shares outstanding (QTD)	7,690	7,654	7,911	0.5	(2.8)

CAPITAL RATIOS:
Total equity to total assets	6.49%	6.12%	8.28%	6.0	(21.6)
Leverage ratio	8.24%	8.19%	10.23%	0.6	(19.5)
Tier 1 risk-based capital ratio	10.86%	10.77%	13.36%	0.8	(18.7)
Total risk-based capital ratio	12.12%	12.03%	14.63%	0.7	(17.2)

CREDIT QUALITY AND RATIOS:
Nonperforming assets	$13,044	$14,513	$14,109	(10.1)	(7.5)
QTD net chargeoffs (annualized) to QTD average loans	0.29%	0.56%	0.22%	(48.2)	31.8
Allowance for loan losses to total loans	1.81%	1.87%	2.30%	(3.2)	(21.3)
Nonperforming assets to total loans and OREO	1.84%	2.11%	2.26%	(12.8)	(18.6)
Nonperforming assets to total assets	1.40%	1.51%	1.71%	(7.3)%	(18.1)%

(1)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by weighted average shares outstanding.
(2)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by average shareholders' equity (excluding preferred stock).

UNITY BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

June 30, 2014

				June 30, 2014 vs.
				December 31, 2013	June 30, 2013
(In thousands, except percentages)	June 30, 2014	December 31, 2013	June 30, 2013%		%
ASSETS
Cash and due from banks	$35,197	$24,272	$21,860	45.0%	61.0%
Federal funds sold and interest-bearing deposits	60,141	75,132	34,450	(20.0)	74.6
Cash and cash equivalents	95,338	99,404	56,310	(4.1)	69.3
Securities:
Securities available for sale	68,734	81,133	84,212	(15.3)	(18.4)
Securities held to maturity	21,736	26,381	27,057	(17.6)	(19.7)
Total securities	90,470	107,514	111,269	(15.9)	(18.7)
Loans:
SBA loans held for sale	6,444	6,673	7,772	(3.4)	(17.1)
SBA loans held for investment	46,890	48,918	52,279	(4.1)	(10.3)
SBA 504 loans	34,452	31,564	39,070	9.1	(11.8)
Commercial loans	375,976	363,340	323,476	3.5	16.2
Residential mortgage loans	196,184	182,067	154,716	7.8	26.8
Consumer loans	48,943	46,139	45,003	6.1	8.8
Total loans	708,889	678,701	622,316	4.4	13.9
Allowance for loan losses	(12,858)	(13,141)	(14,309)	2.2	10.1
Net loans	696,031	665,560	608,007	4.6	14.5
Premises and equipment, net	15,469	15,672	15,823	(1.3)	(2.2)
Bank owned life insurance ("BOLI")	12,941	12,749	12,548	1.5	3.1
Deferred tax assets	6,149	6,752	6,658	(8.9)	(7.6)
Federal Home Loan Bank stock	6,378	5,392	5,527	18.3	15.4
Accrued interest receivable	3,283	3,272	3,353	0.3	(2.1)
Other real estate owned ("OREO")	1,115	633	752	76.1	48.3
Goodwill and other intangibles	1,516	1,516	1,516	-	-
Other assets	3,724	2,654	2,812	40.3	32.4
Total assets	$932,414	$921,118	$824,575	1.2%	13.1%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand deposits	$144,848	$136,035	$128,045	6.5%	13.1%
Interest-bearing demand deposits	110,590	130,806	108,176	(15.5)	2.2
Savings deposits	256,991	266,503	266,168	(3.6)	(3.4)
Time deposits, under $100,000	114,605	108,258	74,950	5.9	52.9
Time deposits, $100,000 and over	101,049	97,096	51,030	4.1	98.0
Total deposits	728,083	738,698	628,369	(1.4)	15.9
Borrowed funds	125,000	107,000	110,000	16.8	13.6
Subordinated debentures	15,465	15,465	15,465	-	-
Accrued interest payable	466	454	443	2.6	5.2
Accrued expenses and other liabilities	2,923	2,328	2,011	25.6	45.4
Total liabilities	871,937	863,945	756,288	0.9	15.3
Shareholders' equity:
Cumulative perpetual preferred stock	-	-	10,209	-	(100.0)
Common stock	52,356	52,051	54,461	0.6	(3.9)
Retained earnings	8,114	5,598	3,390	44.9	139.4
Accumulated other comprehensive income (loss)	7	(476)	227	101.5	(96.9)
Total shareholders' equity	60,477	57,173	68,287	5.8	(11.4)
Total liabilities and shareholders' equity	$932,414	$921,118	$824,575	1.2%	13.1%

Preferred shares	-	-	10
Issued and outstanding common shares	7,607	7,577	7,544

UNITY BANCORP, INC.

QTD CONSOLIDATED STATEMENTS OF INCOME

June 30, 2014

				June 30, 2014 vs.
	For the three months ended			March 31, 2014		June 30, 2013
(In thousands, except percentages and per share amounts)	June 30, 2014	March 31, 2014	June 30, 2013	$	%	$	%
INTEREST INCOME
Federal funds sold and interest-bearing deposits	$10	$9	$7	$1	11.1%	$3	42.9%
Federal Home Loan Bank stock	40	47	35	(7)	(14.9)	5	14.3
Securities:
Taxable	552	726	620	(174)	(24.0)	(68)	(11.0)
Tax-exempt	90	105	125	(15)	(14.3)	(35)	(28.0)
Total securities	642	831	745	(189)	(22.7)	(103)	(13.8)
Loans:
SBA loans	643	583	778	60	10.3	(135)	(17.4)
SBA 504 loans	433	399	441	34	8.5	(8)	(1.8)
Commercial loans	4,738	4,601	4,250	137	3.0	488	11.5
Residential mortgage loans	2,052	2,058	1,649	(6)	(0.3)	403	24.4
Consumer loans	544	495	496	49	9.9	48	9.7
Total loans	8,410	8,136	7,614	274	3.4	796	10.5
Total interest income	9,102	9,023	8,401	79	0.9	701	8.3
INTEREST EXPENSE
Interest-bearing demand deposits	109	111	90	(2)	(1.8)	19	21.1
Savings deposits	188	182	164	6	3.3	24	14.6
Time deposits	693	644	537	49	7.6	156	29.1
Borrowed funds and subordinated debentures	807	799	808	8	1.0	(1)	(0.1)
Total interest expense	1,797	1,736	1,599	61	3.5	198	12.4
Net interest income	7,305	7,287	6,802	18	0.2	503	7.4
Provision for loan losses	550	600	300	(50)	(8.3)	250	83.3
Net interest income after provision for loan losses	6,755	6,687	6,502	68	1.0	253	3.9
NONINTEREST INCOME
Branch fee income	342	377	348	(35)	(9.3)	(6)	(1.7)
Service and loan fee income	285	295	319	(10)	(3.4)	(34)	(10.7)
Gain on sale of SBA loans held for sale, net	255	83	86	172	207.2	169	196.5
Gain on sale of mortgage loans, net	188	365	547	(177)	(48.5)	(359)	(65.6)
BOLI income	96	96	75	-	-	21	28.0
Net security gains	268	110	108	158	143.6	160	148.1
Other income	206	200	175	6	3.0	31	17.7
Total noninterest income	1,640	1,526	1,658	114	7.5	(18)	(1.1)
NONINTEREST EXPENSE
Compensation and benefits	3,122	3,217	3,166	(95)	(3.0)	(44)	(1.4)
Occupancy	619	659	627	(40)	(6.1)	(8)	(1.3)
Processing and communications	597	582	562	15	2.6	35	6.2
Furniture and equipment	379	357	371	22	6.2	8	2.2
Professional services	247	211	234	36	17.1	13	5.6
Loan costs	174	170	228	4	2.4	(54)	(23.7)
OREO expenses	95	247	63	(152)	(61.5)	32	50.8
Deposit insurance	171	178	179	(7)	(3.9)	(8)	(4.5)
Advertising	287	151	181	136	90.1	106	58.6
Other expenses	453	486	463	(33)	(6.8)	(10)	(2.2)
Total noninterest expense	6,144	6,258	6,074	(114)	(1.8)	70	1.2
Income before provision for income taxes	2,251	1,955	2,086	296	15.1	165	7.9
Provision for income taxes	723	662	739	61	9.2	(16)	(2.2)
Net income	1,528	1,293	1,347	235	18.2	181	13.4
Preferred stock dividends and discount accretion	-	-	465	-	-	(465)	(100.0)
Income available to common shareholders	$1,528	$1,293	$882	$235	18.2%	$646	73.2%

Effective tax rate	32.1%	33.9%	35.4%

Net income per common share - Basic (1)	$0.20	$0.17	$0.12
Net income per common share - Diluted (1)	$0.20	$0.17	$0.11

Weighted average common shares outstanding - Basic	7,605	7,586	7,544
Weighted average common shares outstanding - Diluted	7,690	7,654	7,911
(1)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by weighted average shares outstanding.

UNITY BANCORP, INC.

YTD CONSOLIDATED STATEMENTS OF INCOME

June 30, 2014

	For the six months ended June 30,		Current YTD vs. Prior YTD
(In thousands, except percentages and per share amounts)	2014	2013	$	%
INTEREST INCOME
Federal funds sold and interest-bearing deposits	$19	$22	$(3)	(13.6)%
Federal Home Loan Bank stock	87	78	9	11.5
Securities:
Taxable	1,278	1,267	11	0.9
Tax-exempt	195	245	(50)	(20.4)
Total securities	1,473	1,512	(39)	(2.6)
Loans:
SBA loans	1,226	1,555	(329)	(21.2)
SBA 504 loans	832	1,092	(260)	(23.8)
Commercial loans	9,340	8,251	1,089	13.2
Residential mortgage loans	4,110	3,199	911	28.5
Consumer loans	1,039	1,005	34	3.4
Total loans	16,547	15,102	1,445	9.6
Total interest income	18,126	16,714	1,412	8.4
INTEREST EXPENSE
Interest-bearing demand deposits	220	191	29	15.2
Savings deposits	370	340	30	8.8
Time deposits	1,337	1,083	254	23.5
Borrowed funds and subordinated debentures	1,606	1,609	(3)	(0.2)
Total interest expense	3,533	3,223	310	9.6
Net interest income	14,593	13,491	1,102	8.2
Provision for loan losses	1,150	950	200	21.1
Net interest income after provision for loan losses	13,443	12,541	902	7.2
NONINTEREST INCOME
Branch fee income	718	695	23	3.3
Service and loan fee income	580	623	(43)	(6.9)
Gain on sale of SBA loans held for sale, net	337	327	10	3.1
Gain on sale of mortgage loans, net	553	1,025	(472)	(46.0)
BOLI income	192	146	46	31.5
Net security gains	378	334	44	13.2
Other income	408	332	76	22.9
Total noninterest income	3,166	3,482	(316)	(9.1)
NONINTEREST EXPENSE
Compensation and benefits	6,340	6,341	(1)	-
Occupancy	1,279	1,321	(42)	(3.2)
Processing and communications	1,179	1,123	56	5.0
Furniture and equipment	735	736	(1)	(0.1)
Professional services	458	424	34	8.0
Loan costs	344	406	(62)	(15.3)
OREO expenses	342	190	152	80.0
Deposit insurance	349	328	21	6.4
Advertising	438	301	137	45.5
Other expenses	939	1,029	(90)	(8.7)
Total noninterest expense	12,403	12,199	204	1.7
Income before provision for income taxes	4,206	3,824	382	10.0
Provision for income taxes	1,385	1,278	107	8.4
Net income	2,821	2,546	275	10.8
Preferred stock dividends and discount accretion	-	869	(869)	(100.0)
Income available to common shareholders	$2,821	$1,677	$1,144	68.2%

Effective tax rate	32.9%	33.4%

Net income per common share - Basic (1)	$0.37	$0.22
Net income per common share - Diluted (1)	$0.37	$0.21

Weighted average common shares outstanding - Basic	7,596	7,541
Weighted average common shares outstanding - Diluted	7,672	7,881
(1)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by weighted average shares outstanding.

UNITY BANCORP, INC.

QTD NET INTEREST MARGIN

June 30, 2014

	For the three months ended
	June 30, 2014			March 31, 2014
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$47,859	$10	0.08%	$42,029	$9	0.09%
Federal Home Loan Bank stock	4,149	40	3.87	3,988	47	4.78
Securities:
Taxable	85,598	552	2.58	92,808	726	3.13
Tax-exempt	14,608	133	3.64	16,841	155	3.68
Total securities (A)	100,206	685	2.73	109,649	881	3.21
Loans:
SBA loans	53,965	643	4.77	54,790	583	4.26
SBA 504 loans	34,415	433	5.05	31,719	399	5.10
Commercial loans	370,345	4,738	5.13	364,343	4,601	5.12
Residential mortgage loans	185,016	2,052	4.44	181,058	2,058	4.55
Consumer loans	47,737	544	4.57	45,939	495	4.37
Total loans (B)	691,478	8,410	4.87	677,849	8,136	4.85
Total interest-earning assets	$843,692	$9,145	4.34%	$833,515	$9,073	4.39%

Noninterest-earning assets:
Cash and due from banks	24,368			23,389
Allowance for loan losses	(13,037)			(13,410)
Other assets	45,410			43,599
Total noninterest-earning assets	56,741			53,578
Total assets	$900,433			$887,093

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$128,351	$109	0.34%	$131,187	$111	0.34%
Savings deposits	261,419	188	0.29	266,321	182	0.28
Time deposits	213,122	693	1.30	205,130	644	1.27
Total interest-bearing deposits	602,892	990	0.66	602,638	937	0.63
Borrowed funds and subordinated debentures	91,069	807	3.51	91,265	799	3.50
Total interest-bearing liabilities	$693,961	$1,797	1.03%	$693,903	$1,736	1.01%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	143,720			132,167
Other liabilities	3,332			3,169
Total noninterest-bearing liabilities	147,052			135,336
Total shareholders' equity	59,420			57,854
Total liabilities and shareholders' equity	$900,433			$887,093

Net interest spread		$7,348	3.31%		$7,337	3.38%
Tax-equivalent basis adjustment		(43)			(50)
Net interest income		$7,305			$7,287
Net interest margin			3.49%			3.57%
(A)

Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis.  They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 34 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QTD NET INTEREST MARGIN

June 30, 2014

	For the three months ended
	June 30, 2014			June 30, 2013
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$47,859	$10	0.08%	$25,312	$7	0.11%
Federal Home Loan Bank stock	4,149	40	3.87	4,007	35	3.50
Securities:
Taxable	85,598	552	2.58	95,675	620	2.59
Tax-exempt	14,608	133	3.64	20,440	186	3.64
Total securities (A)	100,206	685	2.73	116,115	806	2.77
Loans:
SBA loans	53,965	643	4.77	63,007	778	4.94
SBA 504 loans	34,415	433	5.05	39,408	441	4.49
Commercial loans	370,345	4,738	5.13	315,128	4,250	5.41
Residential mortgage loans	185,016	2,052	4.44	143,835	1,649	4.59
Consumer loans	47,737	544	4.57	45,295	496	4.39
Total loans (B)	691,478	8,410	4.87	606,673	7,614	5.03
Total interest-earning assets	$843,692	$9,145	4.34%	$752,107	$8,462	4.51%

Noninterest-earning assets:
Cash and due from banks	24,368			22,866
Allowance for loan losses	(13,037)			(14,747)
Other assets	45,410			41,435
Total noninterest-earning assets	56,741			49,554
Total assets	$900,433			$801,661

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$128,351	$109	0.34%	$116,414	$90	0.31%
Savings deposits	261,419	188	0.29	270,097	164	0.24
Time deposits	213,122	693	1.30	124,285	537	1.73
Total interest-bearing deposits	602,892	990	0.66	510,796	791	0.62
Borrowed funds and subordinated debentures	91,069	807	3.51	91,653	808	3.49
Total interest-bearing liabilities	$693,961	$1,797	1.03%	$602,449	$1,599	1.06%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	143,720			122,635
Other liabilities	3,332			3,554
Total noninterest-bearing liabilities	147,052			126,189
Total shareholders' equity	59,420			73,023
Total liabilities and shareholders' equity	$900,433			$801,661

Net interest spread		$7,348	3.31%		$6,863	3.45%
Tax-equivalent basis adjustment		(43)			(61)
Net interest income		$7,305			$6,802
Net interest margin			3.49%			3.66%
(A)

Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis.  They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 34 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

YEAR TO DATE NET INTEREST MARGIN

June 30, 2014

	For the six months ended
	June 30, 2014			June 30, 2013
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$44,960	$19	0.09%	$43,818	$22	0.10%
Federal Home Loan Bank stock	4,069	87	4.31	3,998	78	3.93
Securities:
Taxable	89,183	1,278	2.87	97,856	1,267	2.59
Tax-exempt	15,718	289	3.68	19,463	363	3.73
Total securities (A)	104,901	1,567	2.99	117,319	1,630	2.78
Loans:
SBA loans	54,375	1,226	4.51	64,190	1,555	4.84
SBA 504 loans	33,075	832	5.07	40,266	1,092	5.47
Commercial loans	367,360	9,340	5.13	309,990	8,251	5.37
Residential mortgage loans	183,048	4,110	4.49	139,882	3,199	4.57
Consumer loans	46,843	1,039	4.47	45,700	1,005	4.43
Total loans (B)	684,701	16,547	4.86	600,028	15,102	5.06
Total interest-earning assets	$838,631	$18,220	4.37%	$765,163	$16,832	4.42%

Noninterest-earning assets:
Cash and due from banks	23,881			21,310
Allowance for loan losses	(13,222)			(14,872)
Other assets	44,510			39,680
Total noninterest-earning assets	55,169			46,118
Total assets	$893,800			$811,281

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$129,761	$220	0.34%	$117,535	$191	0.33%
Savings deposits	263,856	370	0.28	282,738	340	0.24
Time deposits	209,148	1,337	1.29	123,495	1,083	1.77
Total interest-bearing deposits	602,765	1,927	0.64	523,768	1,614	0.62
Borrowed funds and subordinated debentures	91,167	1,606	3.50	91,063	1,609	3.51
Total interest-bearing liabilities	$693,932	$3,533	1.02%	$614,831	$3,223	1.05%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	137,976			117,844
Other liabilities	3,251			3,398
Total noninterest-bearing liabilities	141,227			121,242
Total shareholders' equity	58,641			75,208
Total liabilities and shareholders' equity	$893,800			$811,281

Net interest spread		$14,687	3.35%		$13,609	3.37%
Tax-equivalent basis adjustment		(94)			(118)
Net interest income		$14,593			$13,491
Net interest margin			3.53%			3.59%

(A)

Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis.  They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 34 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTERLY ALLOWANCE FOR LOAN LOSSES AND LOAN QUALITY SCHEDULES

June 30, 2014

Amounts in thousands, except percentages	June 30, 2014		March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period		$12,807	$13,141	$13,550	$14,309	$14,345
Provision for loan losses charged to expense		550	600	800	600	300
		13,357	13,741	14,350	14,909	14,645
Less: Chargeoffs
SBA loans		199	54	128	211	167
SBA 504 loans		-	92	203	590	200
Commercial loans		134	454	564	253	200
Residential mortgage loans		5	172	125	125	-
Consumer loans		203	179	300	229	-
Total chargeoffs		541	951	1,320	1,408	567
Add: Recoveries
SBA loans		10	8	93	12	8
SBA 504 loans		-	-	3	-	154
Commercial loans		31	9	14	24	65
Residential mortgage loans		-	-	-	13	2
Consumer loans		1	-	1	-	2
Total recoveries		42	17	111	49	231
Net chargeoffs		499	934	1,209	1,359	336
Balance, end of period		$12,858	$12,807	$13,141	$13,550	$14,309

LOAN QUALITY INFORMATION:
Nonperforming loans (1)		$11,929	$12,046	$15,283	$16,654	$13,357
Other real estate owned ("OREO")		1,115	2,467	633	1,249	752
Nonperforming assets		13,044	14,513	15,916	17,903	14,109
Less: Amount guaranteed by SBA		2,305	1,320	540	592	736
Net nonperforming assets		$10,739	$13,193	$15,376	$17,311	$13,373

Loans 90 days past due & still accruing	$		$5	$19	$861	$429

Performing Troubled Debt Restructurings (TDRs)		$6,965	$7,363	$7,452	$7,705	$10,649
(1) Nonperforming TDRs included in nonperforming loans		741	448	467	1,765	1,658
Total TDRs		$7,706	$7,811	$7,919	$9,470	$12,307

Allowance for loan losses to:
Total loans at quarter end		1.81%	1.87%	1.94%	2.05%	2.30%
Nonperforming loans (1)		107.79	106.32	85.98	81.36	107.13
Nonperforming assets		98.57	88.25	82.56	75.69	101.42
Net nonperforming assets		119.73	97.07	85.46	78.27	107.00

QTD net chargeoffs (annualized) to QTD average loans:
SBA loans		1.40%	0.34%	0.25%	1.32%	1.01%
SBA 504 loans		-	1.18	2.39	6.16	0.47
Commercial loans		0.11	0.50	0.61	0.27	0.17
Residential mortgage loans		0.01	0.39	0.28	0.27	(0.01)
Consumer loans		1.70	1.58	2.60	1.99	(0.02)
Total loans		0.29%	0.56%	0.72%	0.84%	0.22%

Nonperforming loans to total loans		1.68%	1.76%	2.25%	2.52%	2.15%
Nonperforming loans and TDRs to total loans		2.67	2.84	3.35	3.69	3.86
Nonperforming assets to total loans and OREO		1.84	2.11	2.34	2.70	2.26
Nonperforming assets to total assets		1.40	1.51	1.73	2.04	1.71

UNITY BANCORP, INC.

QUARTERLY FINANCIAL DATA

June 30, 2014

(In thousands, except percentages and per share amounts)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
SUMMARY OF INCOME:
Total interest income	$9,102	$9,023	$8,766	$8,474	$8,401
Total interest expense	1,797	1,736	1,703	1,603	1,599
Net interest income	7,305	7,287	7,063	6,871	6,802
Provision for loan losses	550	600	800	600	300
Net interest income after provision for loan losses	6,755	6,687	6,263	6,271	6,502
Total noninterest income	1,640	1,526	1,471	1,650	1,658
Total noninterest expense	6,144	6,258	5,862	5,935	6,074
Income before provision for income taxes	2,251	1,955	1,872	1,986	2,086
Provision for income taxes	723	662	606	684	739
Net income	1,528	1,293	1,266	1,302	1,347
Preferred stock dividends and discount accretion	-	-	-	119	465
Income available to common shareholders	$1,528	$1,293	$1,266	$1,183	$882

Net income per common share - Basic (1)	$0.20	$0.17	$0.17	$0.16	$0.12
Net income per common share - Diluted (1)	$0.20	$0.17	$0.17	$0.15	$0.11

COMMON SHARE DATA:
Market price per share	$9.28	$7.95	$7.66	$7.46	$7.10
Dividends paid	$0.02	$0.02	$0.01	$0.01	$0.01
Book value per common share	$7.95	$7.74	$7.55	$7.41	$7.70
Weighted average common shares outstanding - Basic	7,605	7,586	7,560	7,545	7,544
Weighted average common shares outstanding - Diluted	7,690	7,654	7,618	7,822	7,911
Issued and outstanding common shares	7,607	7,602	7,577	7,546	7,544

OPERATING RATIOS (Annualized):
Return on average assets	0.68%	0.59%	0.57%	0.62%	0.67%
Return on average equity (2)	10.31	9.06	8.87	8.25	6.11
Efficiency ratio	70.81	71.91	68.87	69.93	72.72

BALANCE SHEET DATA:
Total assets	$932,414	$961,168	$921,118	$876,101	$824,575
Total deposits	728,083	767,624	738,698	727,112	628,369
Total loans	708,889	683,951	678,701	660,617	622,316
Total securities	90,470	109,459	107,514	106,906	111,269
Total shareholders' equity	60,477	58,810	57,173	55,939	68,287
Allowance for loan losses	(12,858)	(12,807)	(13,141)	(13,550)	(14,309)

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	4.34%	4.39%	4.25%	4.36%	4.51%
Interest-bearing liabilities	1.03	1.01	0.99	0.99	1.06
Net interest spread	3.31	3.38	3.26	3.37	3.45
Net interest margin	3.49	3.57	3.42	3.53	3.66

CREDIT QUALITY:
Nonperforming assets	13,044	14,513	15,916	17,903	14,109
QTD net chargeoffs (annualized) to QTD average loans	0.29%	0.56%	0.72%	0.84%	0.22%
Allowance for loan losses to total loans	1.81	1.87	1.94	2.05	2.30
Nonperforming assets to total loans and OREO	1.84	2.11	2.34	2.70	2.26
Nonperforming assets to total assets	1.40	1.51	1.73	2.04	1.71

CAPITAL RATIOS AND OTHER:
Total equity to total assets	6.49%	6.12%	6.21%	6.38%	8.28%
Leverage ratio	8.24	8.19	8.08	8.33	10.23
Tier 1 risk-based capital ratio	10.86	10.77	10.74	10.81	13.36
Total risk-based capital ratio	12.12	12.03	11.99	12.07	14.63
Number of banking offices	15	15	15	15	15
Number of ATMs	16	16	16	16	16
Number of employees	171	162	163	160	153
1)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by weighted average shares outstanding.
2)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by average shareholders' equity (excluding preferred stock).